Exhibit 10.43 Confidential material omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such omissions.

ATryn Generation I Clinical and Commercial SERVICE AGREEMENT

This Service Agreement is made and entered into and effective as of June 12, 2009 (the “Effective Date”), by and among

LONZA Sales Ltd, a company organized and existing under the laws of Switzerland, established and having an office at Muenchensteinerstrasse 38, CH-4002 Basel, Switzerland, Europe (“LONZA”), and

GTC Biotherapeutics, Inc., a corporation organized and existing under the laws of the Commonwealth of Massachusetts, having its principal place of business at 175 Crossing Boulevard, Framingham, MA 01701-9322 (“GTC”).

STATEMENT OF FACTS

LONZA and/or its affiliate maintains and operates a facility in Hopkinton, Massachusetts as a multiple product biopharmaceutical manufacturing facility; and

GTC desires to purchase from LONZA, and LONZA desires to provide, certain services relating to the manufacture of bulk drug substance including but not limited to process transfer, process validation, purification, quality control and quality assurance, all subject to the terms and conditions contained in this Service Agreement;

Now, therefore, in consideration of the mutual covenants and agreements contained in this Service Agreement and any Exhibits annexed hereto, the Parties, intending to be legally bound, agree as follows:

ARTICLE I

INTERPRETATION AND APPLICATION

1.1 Defined Terms. In addition to terms otherwise defined in this Service Agreement, the following terms have the specified meanings for purposes of this Service Agreement:

“Batch” means a single production run for the manufacture of GTC Product.

“Campaign” means a discrete period of time during which a defined number of batches of ATryn drug substance are produced. The campaign commences with Suite preparation, continuing through the production of a defined number of ATryn batches and ends with the Suite decommissioning and changeover.

“cGMP” means the current Good Manufacturing Practices promulgated by the FDA and/or EMEA.

Confidential material omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such omissions.

“cGMP Suite Occupancy” means the amount of time, measured in days, during which Services (as described in Exhibit A) are actually performed within the Suite, including, without limitation, time for suite preparation, batch manufacturing and suite decommissioning and changeover.

“Change Order” means a document mutually approved in writing by both Parties in accordance with the procedures set forth in Section 2.10 that describes in reasonable detail an amendment or modification to the services described in Exhibit A.

“EMEA” means the European Medicines Evaluation Agency of the European Union or any successor entity thereto.

“FDA” means the Food and Drug Administration or any successor entity thereto. “Food and Drug Act” means the Food, Drug and Cosmetic Act, 21 U.S.C. 301-391.

“GTC Equipment” means the equipment, spare parts, and raw materials listed on Exhibit B as of the Effective Date (or thereafter added to Exhibit B by the mutual agreement of the Parties), which has been or will be provided by GTC or acquired by LONZA at GTC’s expense, for providing the Services in accordance with Section 2.3(b) hereof.

“GTC Product” means GTC’s pharmaceutical product known as ATrynTM, which is recombinant human anti-thrombin III contained in the milk of transgenic goats which is purified and tested according to the Production Record and under cGMP conditions by LONZA pursuant to the terms of this Service Agreement including any Exhibits hereto.

“GTC Starting Material” means raw material supplied by GTC to LONZA containing the active ingredient, ATryn.

“PPI” means the Producer Price Index for Finished Goods less food and energy, not seasonally adjusted (WPUSOP3500) available on the Bureau of Labor Statistics website (http://stats.bls.gov).]

“Premises” means LONZA’s facility located at 97 South Street, Hopkinton, Massachusetts capable of producing GTC Product or such other facility designated by LONZA and owned and operated by an affiliate of LONZA having the capability to manufacture the Manufactured Product in accordance with all product licensures, cGMP, the Production Record and the Quality Agreement.

“Product Specifications” means the mutually agreed upon set of manufacturing and quality control specifications, as set forth in Exhibit C attached hereto and made a part hereof, as same may be mutually amended, from time to time, in a writing signed by both of the Parties.

“Production Record” means the batch production records, test methods and Product Specifications specific to GTC Product and which are required for/by LONZA to produce GTC Product.

Confidential material omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such omissions.

“Quality Agreement” means the terms of the Quality Agreement attached hereto as Exhibit C and incorporated herein by reference.

“Quality System” means the ancillary quality support system that governs the overall operation of the Premises in compliance with the Regulatory Requirements.

“Regulatory Requirements” means applicable sections of the Biological License Application (BLA) and Marketing Approval Application (MAA) for the GTC Product and the Guidelines for Bulk and Final Drug Product Pharmaceuticals (when applicable) and the cGMPs in effect at the particular time, issued or required by the FDA and/or EMEA and any statute or regulation applicable to the manufacture of GTC Product.

“Service Agreement” means this Service Agreement entered into by and between LONZA and GTC and all Exhibits attached hereto, as the same may be amended or modified from time to time by mutual written agreement of the Parties.

“Suite” means the portion of the Premises where the purification of the GTC Product shall occur, which location shall be identified on the 8 1/2 x 17 inch floor plan of the Premises attached hereto as Exhibit D.

“Services” means those purification and testing services set forth in Exhibit A to this Service Agreement, as such Exhibit may be amended by the Parties from time to time in accordance with Section 2.12

1.2 Other Rules of Construction. The definitions in Section 1.1 apply equally to both the singular and plural forms of the terms defined. Whenever the context requires, any pronoun includes the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” are deemed to be followed by the phrase “without limitation.” The headings in this Service Agreement are for reference purposes only and in no way affect the construction of this Service Agreement. All references to “Party” and “Parties” are references to the parties to this Service Agreement and to a Party’s successor unless the context otherwise requires. All references to articles, sections and paragraphs are references to articles, sections and paragraphs of this Service Agreement, unless the context otherwise requires. All references to Exhibits are references to Exhibits annexed to this Service Agreement. The term “this Service Agreement” and similar expressions refer to this Service Agreement as a whole and not to any particular article, section or other portion of this Service Agreement, and include any agreement supplemental to this Service Agreement.

Confidential material omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such omissions.

ARTICLE II

SERVICES

2.1 Services. LONZA agrees to use its reasonable commercial efforts to provide and deliver the Services to GTC, on the terms set forth in this Service Agreement and in compliance with the Regulatory Requirements and Product Specifications.

2.2 Delivery. All GTC Product shall be delivered by LONZA to a common carrier for shipment to GTC or its designee F.C.A. the Premises (Incoterms 2000). Risk of loss and title to any GTC Product shall transfer to GTC from LONZA upon delivery of the Batch to the common carrier or common carriers authorized agent.

2.3 Facilities; Staffing; Supplies; GTC Equipment.

(a) LONZA shall provide the Services at the Premises in accordance with this Service Agreement.

(b) GTC will supply the GTC Equipment, at GTC’s expense, or reimburse LONZA for the cost (including delivery) of any GTC Equipment purchased by LONZA in agreement with, or on behalf of, GTC. The GTC Equipment shall be used solely for the purposes of providing the Services for GTC. All GTC Equipment purchases made by LONZA must be pre-approved in writing by GTC. LONZA will provide GTC with the original copy of all invoices related to GTC Equipment purchased on behalf of GTC. Title to all GTC Equipment provided directly by GTC and all documentation related thereto will remain with GTC. Title to all GTC Equipment purchased by LONZA shall pass to GTC only upon reimbursement to LONZA by GTC for the full invoice amount (including delivery) of the purchased equipment and all amounts then due to LONZA for Services performed for the Term of this Agreement (other than amounts which are the subject of a bona fide dispute). LONZA shall be responsible for storing the GTC Equipment during the Term of this Service Agreement. GTC will pay Lonza for storage of GTC Equipment at the rates described in Section 4.1. Provided that all amounts due to LONZA under this Service Agreement have been received by LONZA, in the event of the termination or expiration of this Service Agreement, LONZA shall return all GTC Equipment to GTC. LONZA will be responsible for all reasonable care and maintenance of GTC equipment.

(c) GTC shall bear the risk of loss or damage to GTC Product and GTC Equipment upon receipt at the Premises and for such time as the GTC Product and GTC Equipment remain at the Premises to the extent such loss or damage is not attributable to a negligent act or omission of LONZA. LONZA shall bear the risk of loss or damage to GTC Product and GTC Equipment upon receipt at the Premises and for such time as GTC Product and GTC Equipment remain at the Premises, to the extent such loss or damage is attributable to a negligent act or omission of LONZA, but specifically excluding any act or omission by GTC. LONZA shall, at its expense, maintain insurance covering the replacement cost thereof. In the event of loss or damage to GTC Product or GTC Equipment for which LONZA bears the risk of loss under this Section, then GTC may require LONZA to replace the GTC Product or GTC Equipment, as soon as is reasonably possible, at no additional cost to GTC, and LONZA shall

Confidential material omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such omissions.

reimburse GTC for the replacement cost of any GTC Product or other raw materials supplied by GTC which were lost or damaged.

2.4 Subcontracting. Without GTC’s prior written consent, LONZA shall not enter into any subcontract with any unaffiliated third party for the provision of the Services.

2.5 Audits; Access. GTC shall be entitled annually and at no cost to GTC as two day audit (the “Audit”) to review LONZA’s manufacturing and quality control procedures and premises solely related to the Services and the GTC Product to ensure LONZA complies with current Good Manufacturing Practice and applicable sections of the BLA and MAA, and the Quality Agreement. The Audit will be requested, with reasonable notice to LONZA and occur at times and on terms to be mutually agreed upon. In connection with the Audit, LONZA shall permit GTC (and its representatives and consultants) to have reasonable access to LONZA’s Premises used for the provision of the Services, equipment, officers and employees and to all reasonable technical information and data in LONZA’s possession relating to this Service Agreement or the Services. LONZA shall not be obligated to provide GTC with access to that portion of its Premises, equipment and information which, at the time of any request for access, is being utilized in the performance of services of a proprietary or confidential nature for LONZA or for any third party unless such access is required to answer questions from regulatory authorities or other law enforcement agencies, or access is required in regards to the health of a patient receiving Manufactured Product. GTC will provide LONZA with an agenda for the audit and will send no more than two persons in an official auditing capacity. In the event that GTC finds any contractual or regulatory deficiencies during such audit it will notify LONZA in writing as to the deficiencies identified and LONZA shall respond in writing within thirty (30) days as to the corrective action plan and schedule to correct the specified deficiencies. The plan and schedule must be mutually acceptable to both parties.

GTC shall have the right to request one additional audit per year (i.e. at the request of its marketing partners) at its own cost at a time deemed reasonable by LONZA. In all cases a copy of the audit report will be submitted to LONZA.

LONZA shall not be obligated to provide GTC with access to that portion of its premises, equipment and information which, at the time of request for access, is being utilized in the performance of services of a proprietary and confidential nature for LONZA or any third party unless such access is required to answer questions from regulatory authorities or other law enforcement agencies, or in regards to a complaint regarding the health of a patient receiving the GTC Product.

As it relates to this Supply Agreement, LONZA may undergo regulatory inspections by FDA, EMEA or other regulatory authorities in connection with the pre-approval and surveillance of the product. LONZA shall be responsible for coordinating and conducting such inspections. Information pertaining to these inspections is subject to the obligations of the agreements on confidentiality in place between the companies.

For all regulatory inspections it is understood that given the novel transgenic manufacturing platform, GTC will be allowed to reasonably participate in the inspection to

Confidential material omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such omissions.

address regulatory, process and technical questions as deemed appropriate by LONZA. The GTC participants, number thereof and involvement will be mutually agreed upon by LONZA and GTC in advance of the inspection. LONZA shall work with GTC in developing any observations by regulatory authorities related to any pre-approval inspection. The wording and submission of final responses relating solely to the GTC Product is the sole responsibility of GTC, in consultation with LONZA. The wording and submission of final responses regarding LONZA’s premises and operation shall be the final responsibility of LONZA.

For surveillance inspections, LONZA shall request GTC representatives to attend inspection meetings involving the GTC Product. The number of GTC representatives will not exceed two individuals unless specifically requested by LONZA. LONZA shall consult with GTC in developing any observations by regulatory authorities related to any surveillance inspection. The wording and submission of final responses regarding the surveillance inspection shall be the final responsibility of LONZA, except that any response to a communication directed to GTC shall be the final responsibility of GTC, in consultation with LONZA.

2.6 Manufacturing Process. LONZA shall provide the Services in accordance with the Production Record and this Service Agreement. GTC shall have the right, at its expense, to change the Production Record from time to time at any time during the Term on prior written notice via formal change control to LONZA; provided, however that LONZA shall not be obligated to manufacture GTC Product in accordance with any revised Production Record (the “Revised Production Record”) unless and until LONZA and GTC agree in writing on the Revised Production Record. In the event that the parties agree upon the Revised Production Record, changes to the Production Record that increase or decrease cycle time may cause an increase or decrease in cost to GTC. LONZA shall make all reasonable commercial efforts to make the required changes as quickly as practicable. In addition, if any regulatory agency having jurisdiction in any country where GTC Product is sold requires any changes to the Production Record, upon GTC’s written request, the parties shall meet to discuss such requested change. In the event amendments or supplements are required to the Production Record for the purpose of complying with current Regulatory Requirements for a multi-product facility, the Parties shall meet to discuss appropriate amendments or supplements.

2.7 Raw Material and Vendor Audits. GTC is solely responsible for ascertaining the quality of any raw material it provides LONZA for use in the Services provided under this Service Agreement. GTC is solely responsible for ascertaining the quality of any vendors supplying LONZA with raw materials used in the provision of the Services provided under this Service Agreement only if said suppliers are specified and required to be used by GTC. LONZA is otherwise solely responsible for ascertaining the quality of vendors supplying LONZA with raw materials used in the provision of the Services provided under this Service Agreement.

2.8 Quality Control. LONZA shall conduct quality control testing of the GTC Product before shipment in accordance with the Production Record and this Service Agreement. LONZA shall retain all records pertaining to testing as required by applicable Regulatory Requirements. LONZA shall prepare and deliver a written report of the results of such tests.

Confidential material omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such omissions.

GTC is solely responsible for the QC testing performed by GTC. LONZA shall provide to GTC for each Batch of GTC Product a certificate of manufacturing compliance containing the types of information approved by GTC or required by the FDA or other applicable regulatory authority.

2.9 Non-Conforming GTC Product. GTC will test or cause to be tested the GTC Product in accordance with GTC customary procedures within ninety (90) days after receipt (the “Non-Conforming Notice Period”) and/or review or cause to be reviewed Batch Records pertaining to production of GTC Product, Certificates of Analysis, Product Release documentation and Quality Control data at a location designated by GTC. GTC shall have the right to reject any shipment of GTC Product received by it that does not meet the Product Specifications. All such claims must be made by GTC in writing and received by LONZA within the Non-Conforming Notice Period, and shall be accompanied by a report of the findings or final analysis (including a sample from the batch of the GTC Product analyzed) of the GTC Product in question made by the quality control staff of GTC, or its designee, using the applicable testing methods. If, after LONZA’s analysis of the GTC Product sample, LONZA confirms non-conformity and it is mutually agreed to by LONZA & GTC that the nonconformity was due to (a) LONZA’s gross negligence or intentional or willful misconduct, or (b) LONZA’s failure to follow the approved Production Record, the methods and procedures set forth in Exhibit A or the Quality Agreement during the production of the GTC Product in question, and GTC’s sole and exclusive remedy shall be the replacement of the non-conforming shipment as soon as practicable with conforming GTC Product, at no additional cost to GTC (for the avoidance of doubt GTC shall not be responsible for the additional costs associated with replacement of such non-conforming product). Additionally, LONZA shall issue GTC a credit against the next invoice issued by LONZA for Services provided under the Agreement. This credit covers the cost of the GTC supplied materials per batch of GTC Product manufactured. The amount of the credit is calculated as follows: (a) for the first one (1) year period after the Effective Date, ************ and, (b) for each one (1) year period commencing with the first anniversary of the Effective Date, an amount equal to ************ adjusted by ************in the PPI (as defined below) between the PPI as of the Effective Date and the PPI as of the first business day following the first and each subsequent anniversary of the Effective Date; as used herein, “PPI” means the Producer Price Index for Finished Goods less food and energy, not seasonally adjusted (WPUSOP3500) available on the Bureau of Labor Statistics website (http://stats.bls.gov).]

If, after its own analysis, LONZA does not confirm non-conformity, the Parties shall agree to retest the shipment as provided by the Quality Agreement and otherwise in good faith attempt to resolve the issue. In the event that the Parties cannot resolve the issue, the Parties shall submit the disputed GTC Product to a mutually agreed independent testing laboratory for testing. That laboratory’s finding along with all other pertinent information shall be submitted to an arbitrator located in Boston, Massachusetts, with the requisite scientific background and training (the “Arbitrator”), selected jointly by LONZA and GTC, for determination of nonconformance in accordance with this Section. In no event shall LONZA have any liability for the non-conforming GTC Product unless it is determined by the Arbitrator that the nonconformance was due to (a) LONZA’s gross negligence or intentional or willful misconduct, or (b) LONZA’s failure to follow the approved Production Record, the methods and procedures set forth in Exhibit A, or the Quality Agreement during the production of the GTC

Confidential material omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such omissions.

Product in question. GTC shall bear all such expenses of the independent laboratory and Arbitrator; provided, however, that if the Arbitrator determines that the non-conformance was due to LONZA’s gross negligence or intentional or willful misconduct, or LONZA’ s failure to follow the approved Production Record, the methods and procedures set forth in Exhibit A, or the Quality Agreement, then LONZA shall (i) bear such expenses of the independent laboratory and Arbitrator. use and (ii) and GTC’s sole and exclusive remedy shall be the replacement of the non-conforming shipment as soon as practicable with conforming GTC Product, at no additional cost to GTC including that GTC shall not be responsible for the additional costs associated with replacement of such non-conforming shipment.

GTC shall return, or cause its designee to return, any rejected shipment to LONZA at LONZA’s expense if so instructed by LONZA and in accordance with any instructions provided by LONZA.

2.10 Project Change Order Process.

Any amendments or modifications to the services described in Exhibit A shall be set forth in writing in a Change Order mutually agreed upon in writing by the Parties. Such Change Order shall be implemented as soon as commercially practicable to do so. GTC shall be responsible for costs set forth in the mutually agreed upon change order.

2.11 Schedule; Forecasts.

(a) Forecast for GTC Product Campaign. Within ninety (90) days of the Effective Date, GTC will provide LONZA with a rolling written forecast of the number of Batches of GTC Product that it expects to have produced during the next eight (8) succeeding calendar quarters and at least forty-five (45) days in advance of each calendar quarter thereafter, GTC shall submit to LONZA a revised forecast of the number of Batches of GTC Product that it expects to have produced during the next eight (8) succeeding calendar quarters. The first four (4) calendar quarters of any forecast shall constitute a binding commitment by GTC to purchase services for such quantity of GTC Product (“Binding Forecast”) and the remaining four (4) calendar quarters shall be based on GTC’s good faith estimate as of the date thereof (“Non-Binding Forecast”). The parties agree that for any calendar quarter of the Binding Forecast, the quantity forecasted for such calendar quarter (the “Subject Quarter”) in a rolling forecast (the “Initial Forecast”) and the quantity forecasted for the Subject Quarter in the next consecutive rolling forecast (the “Next Forecast”) shall not differ by greater than ************%. For clarification purposes, (i) the quantity forecasted for the Subject Quarter in the Next Forecast cannot be greater than ************% of the quantity forecasted for the Subject Quarter in the Initial Forecast, and (ii) the quantity forecasted for the Subject Quarter in the Next Forecast cannot be less than ************% of the quantity forecasted for the Subject Quarter in the Initial Forecast. Upon receipt of each rolling forecast, LONZA shall respond within thirty (30) days with a proposed schedule and cost estimate for the Services required to complete the Binding Forecast. If, at the time of receipt of the forecast, LONZA knows that it cannot provide the Services in accordance with any Non-Binding Forecast, it shall promptly notify GTC in writing; provided, however, that nothing herein shall be construed as requiring, or creating any obligation for, LONZA to hold, reserve or

Confidential material omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such omissions.

otherwise make available any capacity and resources for any portion or the whole for the manufacture of any quantity of GTC Product forecasted within any quarter of the Non-Binding Forecast; provided, further, that LONZA will not reserve capacity and resources for any portion or the whole for the manufacture of any such quantity of GTC Product, and shall not be obligated to manufacture same, unless and until GTC provides, and LONZA accepts in writing, a binding purchase order for same.

2.12 Purchase Orders. Based on the Binding Forecasts, GTC will provide LONZA with firm, written purchase orders at least ninety (90) days prior to the anticipated date of the production campaign communicated by LONZA.

2.13 Project Management. Each Party shall appoint a Project Manager within ten (10) days of the Effective Date and notify the other Party the appointment. The Project Managers shall be responsible for the day-to-day interactions of the Parties related to the services and the management of the services. The Project Managers will ensure that regularly scheduled meetings are held between GTC and LONZA to review the status of the services, including without limitation, the status of the services schedules and budget. Each Party may change its Project Manager upon written notice to the other Party.

2.14 Non-Solicitation of Employees. During the Term of this Service Agreement and for a period of one (1) year thereafter, neither Party nor its affiliates shall solicit the employment of any person who, during the Term of this Service Agreement, shall have been an employee of the other Party; provided, however, that general advertising not specifically directed to such other Party’s employees shall not be deemed to constitute solicitation under this Section.

ARTICLE III

STANDARDS OF CARE AND COMPLIANCE WITH LAW

3.1 General. LONZA shall supply the services in accordance with Regulatory Requirements, Quality Systems, and Quality Agreement and the terms of this Service Agreement. In the event of any conflict between the terms of this Service Agreement and the terms of the Quality Agreement, the terms of this Service Agreement shall govern.

3.2 Compliance with Applicable Law. LONZA shall comply with all laws, requirements, rules, regulations, regulatory requirements, and standards prescribed by public authorities (including the Food and Drug Act), applicable to the providing of the services and shall maintain all necessary records to comply with these applicable laws, requirements, rules, regulations and standards. Without limiting the foregoing, LONZA shall comply with current Regulatory Requirements.

3.3 FDA Documents and Reports. LONZA shall reasonably cooperate with GTC in filing all documents and reports required or requested by the FDA or other regulatory agency, and shall provide GTC with such information as GTC may reasonably require with regard to those filings, including reports, authorizations, certificates, methodologies, specifications and

Confidential material omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such omissions.

other documentation in the possession of or under the control of LONZA.

3.4 Debarment. LONZA represents and warrants to GTC that it has not been debarred nor is subject to debarment. LONZA agrees to inform GTC immediately in writing if it becomes debarred or is the subject of a conviction described in section 306 of the Food and Drug Act.

3.5 Governmental Communications and Inspections. Each Party shall notify the other as soon as is reasonably possible following any communications from the FDA, EMEA or any other governmental agency (local, state or federal) relating to the services or the GTC Product, including any communication or directive from the FDA, EMEA or any other governmental agency (state or federal) regarding the GTC Product. If such a communication is a written communication, then the notifying Party shall provide a copy to the other Party. Otherwise, the notifying Party shall provide a reasonable description to the other Party of the communication. Both Parties shall have the right to review in advance any response to the communication submitted by the other Party. The wording and submission of a final response to a communication directed to LONZA or regarding LONZA’s Premises shall be the final responsibility of LONZA, except that any final response to a communication directed to GTC shall be the final responsibility of GTC, in consultation with LONZA. The Parties shall reasonably cooperate with each other in providing the information needed for any such communication.

As it relates to this Service Agreement, LONZA may undergo regulatory inspections by FDA, EMEA or other regulatory authorities in connection with the pre-approval and post-approval of the GTC Product or other regulatory inspections specific to the services for the GTC Product. LONZA shall be solely responsible for coordinating and conducting such inspections. LONZA shall allow two (2) representatives of GTC to attend any pre-approval and post-approval inspection meetings involving the GTC Product. In addition, LONZA shall work with GTC in developing any response to observations by regulatory authorities relating to any pre- or post-approval inspection. The wording and submission of a final response to a communication directed to LONZA or regarding LONZA’s Premises shall be the final responsibility of LONZA, except that any final response to a communication directed to GTC Product shall be the final responsibility of GTC, in consultation with LONZA.

3.6 Notification and Investigation of Non-Conforming Product. In the event that any GTC Product is proven not to meet the Product Specifications (“Non-Conforming Issue”), the Party receiving notice of the failure shall notify the other Party immediately. GTC shall have full responsibility for fielding, investigating and responding to the Non-Conforming Issue. LONZA shall cause its manufacturing, quality assurance and quality control personnel to reasonably cooperate with GTC to investigate any Non-Conforming Issue and to provide such information or assistance as is reasonably requested by GTC, in order to support GTC, in compliance with reporting requirements imposed by the FDA, or other regulatory authorities. If GTC is required by the FDA, or other regulatory authorities, to recall any GTC Product, the Parties shall meet to determine an appropriate course of action, including the respective responsibilities of the Parties with respect to any such recall.

Confidential material omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such omissions.

ARTICLE IV

SERVICE FEES

4.1 Services Fees. In consideration of LONZA’ s providing the Services, GTC agrees to pay LONZA Service Fees (“Service Fees”) in accordance with the following rate schedule:

(a) GTC shall pay US $************ per hour (the “Hourly Labor Fee”) for Full Time Employees (“FTEs”) involved in non-Suite Occupation Fee activities and/or services agreed to in a Change Order. GTC will be invoiced for such FTE costs on a monthly basis. Invoices are due and payable within thirty (30) days of receipt. All Invoices shall include a description of the activities completed (with supporting documentation), the names of the individuals involved in the activities, and the amount of labor hours applied to the specific activities. Furthermore, Lonza Poject Management, Scheduling, and Pre-campaign Planning shall be included in the fixed batch cost and not invoiced as a separate service fee.

(b) GTC shall pay all LONZA incurred charges (the “Other Charges”) for all materials/consumables (including shipping charges) required for aspects of services under this Service Agreement, which are not included in the Suite Occupation Fee.

Materials/Consumables, shipping and/or downstream product contact equipment will be paid for by GTC in an amount equal to ************. GTC will be invoiced for such costs on a monthly basis. Invoices are due and payable within thirty (30) days of receipt. LONZA will provide GTC with the original vendor invoices, at GTC’s request.

(c) GTC shall pay LONZA based on the following schedule:

(i)	15 or More Batches. A fixed batch cost of $************ per batch for 15 batches or more plus a setup/changeover fee of $************ per campaign. The batch cost is calculated using the per batch cost of $************ per batch plus an equal amount per batch of the fixed setup/changeover fee of $************ divided by the number of batches. Put another way, the formula is $************, where n equals the number of Gen I batches manufactured.

For example, assuming there were 15 batches of a Gen I campaign manufactured, the per batch cost would be: $************ $************.

(ii)	14 Batches or less. Should GTC purchase less than 15 batches in a Gen I campaign, the batch cost is calculated using the per batch cost of $************ per batch plus an equal amount per batch of the fixed setup/changeover fee of $************ per campaign. Put another way, the formula is $************, where n equals the number of Gen I batches manufactured.

For example, assuming there were 10 batches of a Gen I campaign manufactured, the per batch cost would be $************.

Confidential material omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such omissions.

(d) GTC shall pay LONZA GTC equipment storage fees for these days that GTC is not incurring Suite Occupation Fees while in Campaign. GTC will be charged and invoiced a monthly rate of $************ for costs associated with equipment storage.

Audit of Costs. LONZA shall maintain such books and records as necessary to establish the accuracy of the Hourly Labor Fee and Other Charges costs set forth in Section 4.1(a) and (e) above. GTC shall have the right, at GTC’s expense and no more than once per calendar year, to conduct (either itself or via a nationally recognized independent certified public accountant) a reasonable inspection of such portion of the books and records of LONZA to the extent necessary to verify the Hourly Labor Fee and Other Charges costs. In the event an audit reveals that GTC has been overcharged by more than two percent (2%), then LONZA shall reimburse GTC for all overcharged amounts.

(e) For each one (1) year period commencing with the first anniversary of the Effective Date, the Fixed Batch Price shall adjusted by ************ as of the first business day following the first and each subsequent anniversary of the Effective Date.

CONFIDENTIALITY

4.2 Confidentiality. The Parties recognize that information of a Party disclosed to the other Party pursuant to this Service Agreement is confidential and of proprietary value and is to be considered highly confidential (“Confidential Information”). The Parties agree not to use (except in accordance with this Service Agreement), and not to disclose to any third party, any Confidential Information except with the prior written consent of the other Party. The foregoing obligations shall survive the expiration or termination of this Service Agreement for a period of ten years.

4.3 The obligations shall not apply to Confidential Information that:

(a) is known by the receiving Party at the time of its receipt, and not through a prior disclosure by the disclosing Party, as evidenced by written records;

(b) is at the time of disclosure or thereafter becomes published or otherwise part of the public domain without breach hereof by the receiving Party;

(c) is subsequently disclosed to the receiving Party by a third party who has no confidentiality obligation to the disclosing Party with respect to the information disclosed;

(d) is developed by the receiving Party independently of the use or reliance upon any Confidential Information received from the disclosing Party and such independent development can be evidenced by the written records of receiving Party;

4.4 Notwithstanding the foregoing, a receiving Party may disclose Confidential Information to such of its employee, officers, directors, agents, or consultants having a need to know such Confidential Information for purposes of performing its obligations set forth hereunder, and provided that such parties are subject to obligations of confidentiality and nonuse similar to the obligations and restrictions set forth hereunder.

Confidential material omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such omissions.

4.5 If a duly constituted government authority, court or regulatory agency orders that a Party hereto disclose information subject to an obligation under this Agreement, such Party shall comply with the order, but shall notify the other Party as soon as possible, so as to provide the said Party an opportunity to apply to a court of record for relief from the order.

4.6 No Publicity. No Party shall use the other Party’s name in any manner nor disclose the terms related to this Service Agreement without the prior written consent of the other Party. Nothing in the foregoing, however, shall prohibit a Party from making such disclosures to the extent deemed necessary under applicable federal or state securities laws or any rule or regulation of any nationally recognized securities exchange; in such event, however, the disclosing Party shall use best efforts to consult with the other Party prior to such disclosure and, where applicable, shall request confidential treatment to the extent available.

4.7 Trademarks and Trade Names. The Parties hereby acknowledge and agree that neither Party has acquired, nor shall it acquire by virtue of this Service Agreement or the activities contemplated hereby, any interest in any of the other Party’s trademarks or trade names.

4.8 Intellectual Property.

(a) All right, title and interest in and to all discoveries and improvements, patentable or otherwise, trade secrets and ideas, writings and copyrightable material to the extent solely related to GTC Product or GTC’s techniques, methods or processes (collectively “New Intellectual Property”), which may be conceived by LONZA or developed or acquired by LONZA during the Term shall be the property of GTC so long as LONZA has been paid the Service Fees in accordance with Section 4.1. LONZA agrees to disclose promptly and fully all such New Intellectual Property to GTC, which disclosure shall be made in writing. LONZA shall, upon GTC’s request, execute, acknowledge and deliver to GTC all instruments and do all other acts which are necessary or desirable to enable GTC to file and prosecute applications for, and to acquire, maintain and enforce, all patents, trademarks and copyrights in all countries. GTC shall pay for the prosecution and maintenance of any New Intellectual Property.

(b) All right, title and interest in and to all discoveries and improvements, patentable or otherwise, trade secrets and ideas, writings and copyrightable material which do not relate solely to GTC Product or GTC’s techniques, methods or processes during the Term shall be the property of LONZA. For the Term of this Agreement and to the extent permitted by law and contract, LONZA hereby grants GTC a non-exclusive, royalty-free paid-up license to use for any purpose any Intellectual Property invented solely by LONZA which do not relate solely to GTC Product or GTC’s techniques, methods or processes.

4.9 Equitable Relief. Each Party acknowledges that if the other Party discloses information in violation of this Service Agreement, the other Party may not have an adequate remedy at law and may, and not withstanding the provisions of Section 9.5, seek such equitable relief as it deems appropriate, including without limitation, temporary or permanent injunctive relief

Confidential material omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such omissions.

ARTICLE V

TERM AND TERMINATION

5.1 Term. This Service Agreement shall commence on the Effective Date and continue in full force and effect through December 31, 2012 subject to earlier termination pursuant to the provisions of Section 6.2 (the “Term”).

5.2 Termination for Breach.

(a) Termination for Breach. In the event of a material breach (other than a failure to make payment when due) of or default under this Service Agreement by either Party (the “Breaching Party”), the other Party (the “Non-Breaching Party”) shall have the right to serve notice (a “Notice of Breach”) on the Breaching Party of the Non-Breaching Party’s intention to terminate this Service Agreement. The Notice of Breach shall specify, in reasonable detail, the nature of such breach and/or default. If the Breaching Party does not remedy the breach or default within the ninety (90) days from the date of the Breaching Party’s receipt of the Notice of Breach (the “Cure Period”) , then the Non-Breaching Party shall have the right to terminate this Service Agreement effective immediately upon provision of further notice (the “Termination Notice”) to the Breaching Party, and following the provision of the Termination Notice, this Service Agreement and all rights, privileges and licenses granted under this Service Agreement shall automatically terminate and neither Party shall have any further rights, duties or obligations under this Service Agreement except as may have then accrued under this Service Agreement before termination or except as otherwise provided in this Service Agreement. If, at any time before receipt of the Termination Notice, the Breaching Party has remedied the breach and/or default, this Service Agreement shall continue in full force and effect as no Notice of Breach had been given. Notwithstanding the foregoing, the Cure Period for GTC’s failure to make any payment when due shall be ten (10) business days. If GTC fails to make such payment within such 10 day Cure Period, then GTC shall be required to pay ************.

(b) Effect of Termination for Breach. If GTC is the Breaching Party, GTC shall pay to LONZA all Service Fees invoiced by LONZA but not yet paid by GTC, plus, as liquidated damages and not as a penalty, a termination fee equal ************. Payment shall be made within thirty (30) days of receipt of an invoice.

5.3 Termination for No Cause. GTC may at any time terminate the performance of the Service Agreement prior to completion by giving one hundred eighty (180) days prior written notice (the “Termination for Convenience Notice”) to LONZA. In such event LONZA shall comply with such Termination for Convenience Notice and shall terminate work immediately upon expiration of the 180 day period (the “Termination Period”). GTC shall pay LONZA (i) within thirty (30) days of receipt of LONZA’s invoice for all Service Fees for Services performed up to and including the duration of the Termination Period, and (ii) as liquidated damages amount not as a penalty, within thirty (30) days of the expiration of the Termination Period, ************.

Confidential material omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such omissions.

5.4 Effect of Termination for GTC’s Breach of Warranty. In the event the breach by GTC of the GTC Product Information warranty as outlined and defined in Section 8.2 reasonably results in LONZA’s inability to perform the Services as outlined in Exhibit A and LONZA terminates this Service Agreement, GTC shall pay to LONZA all Service Fees invoiced by LONZA but not yet paid by GTC, plus, as liquidated damages and not as a penalty, a termination fee equal to ************.

5.5 Consequences of Termination. Nothing in this Service Agreement shall be construed to release either Party from any obligation that matured or any breach of this Service Agreement that occurred before the effective date of termination. Without limiting the foregoing, the provisions of Articles V and VII and Sections 2.3(b), 2.3(c), 2.11, 2.16, 3.2, 3.3, 3.4, 3.5, 3.6, 3.8, 3.9, 6.2(b), 6.5, 6.6, 9.5 and 9.11 shall survive any termination or expiration of this Service Agreement.

ARTICLE VI INDEMNIFICATION AND INSURANCE

6.1 Indemnification by GTC. GTC shall indemnify and hold harmless LONZA and its directors, officers, employees, consultants and agents from and against all suits, claims, losses, demands, liabilities, damages, costs and expenses (including without limitation reasonable attorneys’ fees, costs and expenses) (collectively, “Losses”) in connection with any suit, demand or action by any third party (a “Third Party Action”) arising out of, resulting from or relating to: (a) any breach by GTC of the terms of this Service Agreement, (b) the GTC Product, or (c) any Third Party Action alleging that the GTC Product or the production of the GTC Product pursuant to the Service Agreement infringes any patent or other proprietary rights except to the extent such Third Party Action arises out of or results from the breach by LONZA of the terms of this Service Agreement, or the gross negligence or willful misconduct of LONZA. LONZA shall provide GTC with prompt notice of such Third Party Action and shall reasonably cooperate in the defense thereof.

6.2 Indemnification by LONZA. LONZA shall indemnify and hold harmless GTC and its directors, officers, employees, consultants and agents from and against any Losses in connection with any suit, demand or action by any third party arising out of, resulting from, or relating to LONZA’s breach of its representations and warranties set forth in Section 8.1 and Section 8.3, except in each case to the extent that LONZA is entitled to indemnification as provided in Section 7.1 above.

6.3 Indemnification Procedures. A Party seeking indemnification (the “Indemnified Party”) shall promptly notifying the Party providing the indemnification (the “Indemnifying Party”) of any claim or liability of which the Indemnified Party becomes aware (including a copy of any related complaint, summons, notice or other instrument), and shall cooperate with the Indemnifying Party in the defense of any claim or liability (at the Indemnifying Party’s expense). The Indemnifying Party shall control the defense of the action, including the right to select counsel and to settle any claim, provided that, in the event that settlement would have an adverse effect on the Indemnified Party, the Indemnifying Party shall not agree to settle any claim without the written consent of the Indemnified Party (not to be unreasonably withheld or delayed).

Confidential material omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such omissions.

6.4 Survival of Remedies. All limitations on either Party’s remedies and liabilities under this Article VII shall survive the expiration, termination or cancellation of this Service Agreement.

6.5 Limitation of Liability. EXCEPT WITH RESPECT TO OBLIGATIONS OF INDEMNIFICATION FOR THIRD PARTY CLAIMS, AND SUBJECT TO SECTIONS 5.3 AND 5.4, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF PERFORMANCE UNDER THIS SERVICE AGREEMENT. IN ANY EVENT, LONZA’S TOTAL LIABILITY TO GTC SHALL NOT EXCEED THE TOTAL AMOUNT PAID TO LONZA BY GTC UNDER THIS SERVICE AGREEMENT.

6.6 Insurance.

(a) Throughout the Term, GTC shall obtain and maintain comprehensive general liability insurance (including broad form general liability, completed operations and products liability, personal injury liability, blanket contractual liability and broad form property damage liability) with limits of not less than $************ combined single limit for bodily injury and property damage liability per occurrence and annual aggregate, containing a cross-liability or severability of interests clause. Without limiting the foregoing, GTC shall obtain and maintain, at its sole expense, product liability insurance relating to the GTC Product that is comparable in type and amount to the insurance it maintains with respect to its most similar other products or reasonable industry standard. With respect to all insurance coverage required under this clause (a): (i) GTC shall, promptly upon LONZA’s request, furnish LONZA with certificates of insurance evidencing such insurance and evidencing that the policy has been endorsed to designate LONZA as an additional insured; and (ii) all policies shall include provisions for at least 30 days’ prior written notice of any material change or cancellation (whether for nonpayment or otherwise). GTC will use reasonable efforts to obtain and maintain five-year tail coverage for the above-mentioned insurance.

(b) Throughout the Term, LONZA shall obtain and maintain comprehensive general liability insurance (including broad form general liability, completed operations and products liability, blanket contractual liability and broad form property damage liability) with limits of not less than $************ combined single limit for bodily injury and property damage liability per occurrence and annual aggregate, containing a cross-liability or severability of interests clause. During the Term, LONZA shall obtain and maintain worker’s compensation insurance as required under Massachusetts law and employer’s liability insurance with a limit of not less than $************. With respect to all insurance coverage required under this clause (b): (i) LONZA shall, on the Effective Date and thereafter promptly upon GTC’s request, furnish GTC with certificates of insurance evidencing such insurance and evidence that the policy has been endorsed to designate GTC as an additional insured; and (ii) all policies shall include provisions for at least 30 days’ prior written notice of any material change or cancellation

Confidential material omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such omissions.

(whether for non-payment or otherwise). LONZA shall use its best efforts to obtain and maintain five-year tail coverage for the above-mentioned insurance.

ARTICLE VII

REPRESENTATIONS AND WARRANTIES

7.1 Representations and Warranties of Each Party. Each Party represents and warrants to the other that (a) it is a corporation, duly organized and validly existing under the laws of the State specified; (b) it has all requisite corporate power and authority to own its properties, conduct its business as presently conducted, and enter into and perform its obligations under this Service Agreement; (c) it has taken all necessary corporate action to authorize this Service Agreement; and (d) it has duly executed and delivered this Service Agreement and this Service Agreement constitutes its legal and valid obligation, enforceable against it in accordance with its terms.

7.2 Representations and Warranties of GTC. GTC represents that the GTC Product, the GTC Equipment and the GTC Product, and the entrance into this Service Agreement, do and will not infringe on any patent or other proprietary rights of any third party. GTC additionally warrants that all product specific information supplied by GTC (“GTC Product Information”) is true and correct and that the GTC Product Information as transferred will enable LONZA to successfully perform the Services.

7.3 Representations and Warranties of LONZA. LONZA warrants that, at the time of delivery of the Product to GTC, the Product will (a) have been manufactured in accordance with current Regulatory Requirements, (b) have been manufactured in accordance with the Production Record and the Product Specifications, and (c) not be adulterated or misbranded under the Food and Drug Act.

7.4 DISCLAIMER OF WARRANTIES. THE PARTIES ACKNOWLEDGE AND AGREE THAT ALL SERVICES PROVIDED UNDER THIS SERVICE AGREEMENT WILL BE PERFORMED BY LONZA AT THE DIRECTION OF GTC, AND LONZA DISCLAIMS ANY AND ALL WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO ANY PRODUCT DELIVERED UNDER THIS SERVICE AGREEMENT (OTHER THAN THOSE EXPRESSLY SET FORTH IN SECTION 8.3 HEREOF), INCLUDING, WITHOUT LIMITATION, WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE AND MERCHANTABILITY.

ARTICLE VIII

MISCELLANEOUS

8.1 Assignment. This Service Agreement shall not be assigned by either Party without the prior written consent of the other Party, which shall not be unreasonably withheld. This Service Agreement shall be binding upon and inure to the benefit of and be enforceable by the Parties hereto and their respective successors and permitted assigns.

8.2 Notices. All notices or other communications that are required or permitted under this Service Agreement shall be in writing and shall be deemed to have been duly given

Confidential material omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such omissions.

when delivered by registered or certified mail, return receipt requested, postage prepaid, by facsimile transmission or by hand, addressed as follows:

If to LONZA:	Lonza Biologics, Inc.
97 South Street
Hopkinton, Massachusetts 01748
Facsimile: 508-497-0700
Attention: Jonathon Hardy

with a copy to:

Lonza America, Inc.
25 Commerce Drive
Allendale, New Jersey 07401
Attention: General Counsel

If to GTC:	GTC Biotherapeutics, Inc.
175 Crossing Boulevard
Framingham, Massachusetts 01701-9322
Facsimile: 508-370-3797
Attention: Daniel Woloshen
Senior Vice President and General Counsel

or to such other address as either Party may have directed.

Dispute Resolution

Prior to initiating any litigation pursuant to a dispute the Parties will first bring the dispute to the attention of the Lonza Business Unit Head and in the case of GTC, the President and Chief Executive Officer.

8.3 Effects. Except as otherwise expressly provided in this Service Agreement, this Service Agreement does not create or confer, and is not to be construed as creating or conferring, any right, remedy, claim or benefit on any third party, other than the respective successors and permitted assigns of the Parties to this Service Agreement.

8.4 Waivers and Amendments. Any amendment or supplementation of this Service Agreement or any waiver of any term or condition of this Service Agreement shall be effective only if in writing. A waiver of any breach of any of the terms or conditions of this Service Agreement is not in any way to be construed as a waiver of any subsequent breach.

8.5 Severability. In the event that any one or more of the provisions of this Service Agreement is determined to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in any other respect and the remaining provisions of this Service Agreement shall not, at the election of the Party for whom the benefit of the provision exists, be in any way impaired.

Confidential material omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such omissions.

8.6 Counterparts. This Service Agreement may be executed in one or more counterparts, all of which together constitute one and the same instrument.

8.7 Governing Law. This Service Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without regard to its conflicts of law provisions.

8.8 Entire Agreement. This Service Agreement, including all Exhibits appended hereto, constitutes the entire agreement between LONZA and GTC in respect of the transactions contemplated by this Service Agreement and supersedes all prior arrangements or understandings with respect to these transactions.

8.9 Force Majeure. No Party shall be in breach of this Agreement if there is any failure of performance under this Agreement (except for payment of any amounts due under this Agreement) occasioned by any reason beyond the control and without the fault or negligence of the Party affected thereby, including, without limitation, an act of God, fire, flood, act of government or state, war, civil commotion, insurrection, acts of terrorism, embargo, sabotage, a viral, bacterial or Mycoplasmal contamination which causes a shutdown of the Premises, prevention from or hindrance in obtaining energy or other utilities, a shortage of raw materials, resins or other necessary components, labor disputes of whatever nature, or any other reason beyond the control and without the fault or negligence of the Party affected thereby (a “Force Majeure Event”). Such excuse shall continue as long as the Force Majeure Event continues. Upon cessation of such Force Majeure Event, the affected Party shall promptly resume performance under this Agreement as soon as it is commercially reasonable for the Party to do so. Notice of Force Majeure. Each Party agrees to give the other Party prompt written notice of the occurrence of any Force Majeure Event, the nature thereof, and the extent to which the affected Party will be unable to fully perform its obligations under this Agreement. Each Party further agrees to use commercially reasonable efforts to correct the Force Majeure Event as quickly as practicable (provided that in no event shall a Party be required to settle any labor dispute) and to give the other Party prompt written notice when it is again fully able to perform-such obligations.

8.10 Independent Contractors. The status of the Parties under this Service Agreement is that of independent contractors. Neither Party shall have the right to enter into any agreements on behalf of the other Party, nor may either Party represent to any person that it has any such right or authority. Nothing in this Service Agreement is to be construed as establishing a partnership or joint venture relationship between the Parties.

[remainder of page intentionally left blank]

Confidential material omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such omissions.

IN WITNESS WHEREOF, the undersigned have executed this Service Agreement as of the date first above written.

Lonza Sales Ltd

By:	/s/ Steven Johnson /s/ Stephan Kurer	6/17/09
Name: Steven Johnson Dr. Stephan Kurer Title: VP Business Devel. President

GTC Biotherapeutics, Inc.

By:	/s/ John B. Green	6/12/09
Name: John Green Title: Senior Vice President and Chief Financial Officer

Confidential material omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such omissions.

Exhibit A

SERVICES

1.	Setup:

a.	Commissioning
b.	Validation of equipment as described by the commissioning protocol
c.	Calibration of equipment
d.	Associated QA documentation
e.	Purchase of materials and supplies on a pass thru basis
f.	Receipt, testing and release of raw materials and supplies
g.	Project Management
h.	Manufacturing scheduling
i.	Pre-Campaign preparation and planning
j.	Audit(s) in accordance with Quality Agreement

2.	Batch Production:

a.	Manufacture of Bulk Drug Substance
b.	QC Analytical testing Bulk Drug Substance
c.	QA review and disposition Bulk Drug Substance
d.	Environmental monitoring associated with customer specific process
e.	Suite support activities including but may not be limited to:

i.	Routine environmental monitoring
ii.	Support of utilities
iii.	Equipment troubleshooting, if required
iv.	commissioning of customer

f.	QA Documentation Support Activities including but may not be limited to:

i.	Completed and reviewed batch records
ii.	Certificates of analysis
iii.	Disposition notifications with disposition check lists

g.	Coordination of shipments of bulk drug and samples
h.	Sample storage as described in XYZ

3. Change-over:

a.	Decommissioning
b.	Product clearance
c.	Process Equipment Clearance and storage

Confidential material omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such omissions.

Exhibit B

GTC EQUIPMENT

Equipment Description	Lonza ID #	QTY	COMMENTS
Source Material Tank (750L)	1247	1	(1) AveE
Heparin Eluate Tank (150L)	1261	1	(1) AveE
Nanofiltration Tank (250L)	1254	1	(1) AveE
ANX Eluate Tank (125L)	1259	1	(1) AveE
Post 0.22 Filtration Tank/Methyl Load Tank (125L)	1244	1	(1) AveE
Methyl Eluate Tank (250L)	1255	1	(1) AveE
UF/DF Vessel (40L)	1278	1	(1) AveE
SS Shipping Vessel (20L)	1269, 1270, 1304, 1305, 1315, 1316, 1329, 1711, 1712, 1713, 1714, 1739, 1740, 1741, 1742	16
Source Material TFF Skid which includes:	1234	1	(1) AveE
TFF Feed Flow Meter	1735	1	(1) AveE
Retentate Temperature RTD	1234-013	1	(1) AveE
Penneate Temperature RTD	1234-014	1	(1) AveE
Feed Temperature RTD	1234-012	1	(1) AveE
Feed Pressure Transducer	1234-004	1	(1) AveE
TRR Feed Pump (PU-02)	1234-018	1	(1) AveE
Retentate Pressure Transducer	1234-006	1	(1) AveE
Permeate Pressure Transducer	1234-005	1	(1) AveE
TFF Labtop Permeate Pump (PU-02)	1234-011	1	(1) AveE
Heparin Chromatography Skid which includes:	1250	1	(1) AveE
60cm Chromaflow Column (Heparin)	1248	1	(1) AveE
Heparin Wedgewood Monitoring Station	1250-028	1	(1) AveE
Heparin Column Labtop Pump (PU-03)	1250-021	1	(1) AveE
Inlet Pressure Transducer	1250-002	1	(1) AveE
Outlet Pressure Transducer	1250-001	1	(1) AveE
Heparin Column Flow Meter	1250-019	1	(1) AveE
Mettler Toledo Floor Scale	1243	1	(1) AveE
Mettler Toledo Floor Scale	1241	1	(1) AveE
Portable Mettler Toledo Floor Scale	1728	1	(1) AveE
Recirculating Chilled Water System	1260	1	Suite 3
Digital Thermometer	1650-001	1	(1) AveE
Digital Thermometer	1650-002	1	(1) AveE
Heparing Eluate UF/DF Skid which includes:	1236	1	(1) AveE
43-029 UF/DF Labtop Feed Pump (PU-04)	1236 PU-04	1	(1) AveE
43-029 UF/DF Feed Pressure Transducer	1236-002	1	(1) AveE
43-029 UF/DF Retentate Temperature RTD	1235-010	1	(1) AveE
43-029 UF/DF Flow Meter	1299-002	1	(1) AveE

Confidential material omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such omissions.

Equipment Description	Lonza ID #	QTY	COMMENTS
43-029 UF/DF Penneate Flow Meter	1236-009	1	(1) AveE
ANX Mixer (Nettco)	1259-001	1	(1) AveE
ANX Chromatography Skid which includes:	1249	1	(1) AveE
45cm Pharmacia BioProcess Column	1264	1	(1) AveE
ANX Column Pump (PU-05)	1249-001	1	(1) AveE
ANX Wedgewood Monitoring Station	1249	1	(1) AveE
ANX Column Pressure Transducer	1249-018	1	(1) AveE
ANX Column Pressure Transducer	1249-008	1	(1) AveE
ANX Pressure Gauge (0-60 psig)	1259-003	1	(1) AveE
Methyl Chromatography Skid which includes:	1251	1	(1) AveE
60cm Chromaflow Column (Methyl)	1263	1	(1) AveE
Methyl Column Labtop Pump (PU-06)	1251-021	1	(1) AveE
Methyl Wedgewood Monitoring Station	1251-028	1	(1) AveE
Methyl Column Pressure Transducer (0-50 psig)	1251-036	1	(1) AveE
Methyl Column Pressure Transducer (0-50 psig)	1251-001	1	(1) AveE
Methyl Pressure Gauge (0-60 psig)	1635	1	(1) AveE
Refractometer	1298	1	(1) AveE
Methyl Eluate UF/DF Skid which includes:	1235	1	(1) AveE
60-029 UF/DF Labtop Feed Pump (PU-07)	1235	1	(1) AveE
60-029 UF/DF Pressure Transducer	1235-003	1	(1) AveE
60-029 UF/DF Retentate Transducer	1235-002	1	(1) AveE
60-029 UF/DF Feed Temperature RTD	1640	1	(1) AveE
60-029 UF/DF Retentate Flow Meter	1235-005	1	(1) AveE
60-029 UF/DF Permeate Flow Meter	1235-007	1	(1) AveE
Bench Scale	1240	1	(1) AveE
Torque Wrench	17,241,722	2	(1) AveE
Methyl Backup Flow Meter/Display	1251- 020/1251-038	1	(1) AveE
43-029 & 60-029 UF/DF Permeate Backup Flow Meter/Display	1710- 002/1710-001	1	(1) AveE
ANX & 43-029 UF/DF Retentate Backup Flow Meter/Display	1236- 007/1236-012	1	(1) AveE
Heparin Backup Flow Meter/Display	1286- 001/1268-001	1	(1) AveE
Chromaflow Frits	03-0023-57	1 set	Used Heparin, 1 used ANX {(1) AveE0}
Diaphragms 3”	N/A	1	Spare parts cage
Diaphragms 2”	N/A	2	Spare parts cage
Diaphragms 1 1/2”	N/A	17	Spare parts cage
ITT Diaphragms 3/4”	N/A	18	Spare parts cage
Angled Diaphragms %”	N/A	8	Spare parts cage
Diaphragms’”	N/A	6	Spare parts cage
pH Cable benchtop	1957-0040-00	1	Spare parts cage
Metler Toledo cable	10000503	0	Spare parts cage
Vortex Breaker	2653C01	3	Spare parts cage

Confidential material omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such omissions.

Equipment Description	Lonza ID #	QTY	COMMENTS
Chart recorder cable	66-1004-63	3	Spare parts cage
Rupture Disk 13.37 psig	A2070785-2	2	Spare parts cage
Rupture Disk 12.75 psig	A207-A207-1007-1	4	Spare parts cage
Anderson digital temp gauge	64008A0002	3	Spare parts cage
ANX bubble Trap	N/A	1	1 extra in Spare parts cage
Methyl/Heparin bubble trap	N/A	1	2 extra in Spare parts cage
Woods VFD	XFC1008C	2	Spare parts cage
S10 spiral connector flit	540605	1	Spare parts cage
Gear Box breather vents	N/A	3	Spare parts cage
Alfa Laval pump seals/impeller	N/A	1	Spare parts cage
Pump Lobe	N/A	2	Spare parts cage
Assorted wedgewood parts	N/A	1Bx	Spare parts cage
Mettler Toledo Floor	N/A	1	Spare parts cage
Mettler Toledo Scale Controler	N/A	1	Spare parts cage
Rubber Fitting	NV12-2	1	Spare parts cage
Chromaflow sinter retainer	NV12-8	1	Spare parts cage
Flow Meter Wire	N/A	1	Spare parts cage
Chromaflow Nozzle	N114-11	1	Spare parts cage
Wedgewood chart pens	N/A	Mix colors	Spare parts cage
0-Ring	NV2-26	1	Spare parts cage
0-Ring Kit (Wedgewood)	A000-A000-0660-05	20	Spare parts cage
0-Ring	4230-E	1	Spare parts cage
0-Ring	4232-E	2	Spare parts cage
0-Ring	4233-E	2	Spare parts cage
0-Ring (Heparin/Methyl)	600-17	2	Spare parts cage
0-Ring (Bubble Trap)	530048-EUSP	2	Spare parts cage
0-Ring (Bubble Trap)	530047-EUSP	2	Spare parts cage
0-Ring	18-1017-47	1	Spare parts cage
Variable Column Seal Kit	44-1091-04	5	Spare parts cage
0-Ring (Part of Above Kit)	600-19	1	Spare parts cage
0-Ring (Part of Above Kit)	600-17	2	Spare parts cage
0-Ring	600-17	2x2	Spare parts cage
0-Ring	56-1171-84	2x2	Spare parts cage
Valve Seal	NV2-12-3	1	Spare parts cage
Valve Seal	NV2-12-4	2	Spare parts cage
Valve Seal	NV2-12-5	4	Spare parts cage
Valve Seal	NV2-12-6	6	Spare parts cage
Nozzle Tip Kit 400-1000	44-1210-03	2	Spare parts cage
Nozzle Tip Seal EPDM (Par of Above Kit)	NV2-26	3	Spare parts cage
Nozzle Tip Seal Ring (Part of Above Kit)	NV2-28	3	Spare parts cage
Nozzle Tip (Part of Above Kit)	NV4-11	3	Spare parts cage
Bed Supp. Ret. Dev. Kit 450	44-1097-04	4	Spare parts cage
Sinter Retaining Device (Part of Above Kit)	NV12-8	1	Spare parts cage
Valve Seal (Part of Above Kit)	NV2-12-4	2	Spare parts cage

Confidential material omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such omissions.

Equipment Description	Lonza ID #	QTY	COMMENTS
Valve Seal (Part of Above Kit)	NV2-12-6	2	Spare parts cage
Valve Seal (Part of Above Kit)	NV2-12-3	1	Spare parts cage
U-Shaped Seal	13-1104-40	1	Spare parts cage
Vaccuum Pump	N/A	1	Spare parts cage
Filter Housing	N/A	1	Spare parts cage
Fixed Column Sinter Kit (BPG)	44109604	1	Spare parts cage
Net 23um End Piece 45cm (Part of Above Kit)	18-1103-19	1	Spare parts cage
Support Net Adaptor (Part of Above Kit)	18-1104-34	1	Spare parts cage
Filler KPC Mod. 45cm (Part of Above Kit)	56-1099-79	1	Spare parts cage
Supp. Net End Piece 45cm (Part of Above Kit)	56-1173-26	1	Spare parts cage
0-Ring 419x10 EPDM (Part of Above Kit)	18-1017-47	1	Spare parts cage
Spring	18-1107-44	1	Spare parts cage
Shaft Seal 35mm Kol/Sic Kit	100532	2	Spare parts cage
Single Mech. Seal Double 0-Rings	5163	2	Spare parts cage
Monometer Pressure Gauge	MA-40-10- 118EN	1	Spare parts cage
Impeller	N/A	1	Spare parts cage
Spiral Ultrafiltration Hardware Kit	N/A	1	Spare parts cage
Small OF Skid Clamps (Part of Above Kit)	N/A	2	Spare parts cage
Inlet Header 10FT2 (Part of Above Kit)	2142201	1	Spare parts cage
Outlet Header (Part of Above Kit)	2142303	1	Spare parts cage
Spiral Connector (Part of Above Kit)	21421	1	Spare parts cage
Header Port (Part of Above Kit)	4208109	1	Spare parts cage
0-Ring (Part of Above Kit)	2111EP	6	Spare parts cage
0-Ring (Part of Above Kit)	2109EP	5	Spare parts cage
Wedgewood Door Cover	N/A	1	Spare parts cage
Feed Pump Impeller Turbine	N/A	1	Spare parts cage
Battery Packs	N/A	9	Spare parts cage
Feed Pump Head Stand	N/A	1	Spare parts cage
LED Controller	B506-7002	1	Spare parts cage
Mixer Seal	N/A	2	Spare parts cage
Toledo Battery Pack	0964	1	Spare parts cage
Mains Kit Fuses	N/A	2	Spare parts cage
Main Kit Wires	N/A	3	Spare parts cage
Mains Kit 220-240 Volts	56-1004-63	1	Spare parts cage
BPG Flange seal 450	18-1105-33	2	Spare parts cage
Citrate addition valve (Alfa Lavel New)	N/A	1	Spare parts cage
Assorted Spiral S10 Parts	N/A	Various	Spare parts cage
Clamps, Vents, sample port	N/A	Various	Spare parts cage
360° Casters & hardware	N/A	8	Spare parts cage
Assorted u bends, valves	N/A	Various	Spare parts cage
Conductivity Sensor (Probe)	BT-724	3	Spare parts cage
UV light	1415-0150-00	5	Spare parts cage
Wedgewood Parts	3052-0030-00	4	Spare parts cage
Wedgewood Parts	3052-0025-00	2	Spare parts cage
Wedgewood Parts	1678-0063-00	10	Spare parts cage
Wedgewood Parts	A010-A010-4410-01	1	Spare parts cage

Confidential material omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such omissions.

Equipment Description	Lonza ID #	QTY	COMMENTS
Wedgewood Parts	A010-A010-4410-02	1	Spare parts cage
Wedgewood Parts	3052-0040-00	3	Spare parts cage
Wedgewood Parts	1678-0017-00	5	Spare parts cage
Charm Swab Tester and Hardware	N/A	1	Spare parts cage
3/4” Bonnet Valve	2689-13377	2	Spare parts cage
VWR Longstem thermometers	61220-416	2	Spare parts cage
Alfa Laval Sanitary Centrifugal Pump on 2-wheel Cart w/ VFD	N/A	2	CIP Pumps
Multi-Port Ball Valves Gaskets	MIVTD4- C011	3 kits	Spare parts cage
Flow Serve	XE3F1500DC3	1	Spare parts cage
3” Diaphram Valve	595135-006- 001	1	Spare parts cage
Swift Fasteners	STDP	4	Spare parts cage
Swift Fasteners	PLW16	4	Spare parts cage
Swift Fasteners	STDP-18-14	4	Spare parts cage
Chart recorder cable	1420-0180-03	1	Spare parts cage
Chart recorder cable	1420-0180-04	1	Spare parts cage
‘A” Valve	N/A	1	Spare parts cage
Pressure Gauge 0-100psi	1636	1	Spare parts cage
Pressure Gauge -30-100psi	1719-012	1	Spare parts cage
Spiral OF Hardware Kit	6JN71578	1	Spare parts cage
pH/Conductivity meter printer	1014-0115-A	1	Spare parts cage
Heavy Duty Battery Pack	964	1	Spare parts cage
1 1/2 Teflon Steam Hoses	N/A	2	Spare parts cage
4” High Pressure Clamp	2561	1	Spare parts cage
Woods Agitator Control Box	1255-001	1	Spare parts cage
Woods Agitator Control Box	1254-001	1	Spare parts cage
Metler Tolledo Control Box	1243-007	1	Spare parts cage
Citrate addition pheumatic valve	653240-01	1	Spare parts cage
Pump Rotor Spare	N/A	1	Spare parts cage
Anderson digital temp gauge	539889	3	Spare parts cage
Retentate Flow Meter	1299-002	1	Spare parts cage
Conductivity Gasket Kits	A000-A000-0605-05	1	Spare parts cage
Seal Kit Nozzel	44-1090-06	1	Spare parts cage
Rupture Disk 44psi	A8001533-1	1	Spare parts cage
Valve Seal	NV2-12-1	2	Spare parts cage
U-Shaped Seal	18-1140-40	1	Spare parts cage
Revolving Stop Cap	18-1107-43	1	Spare parts cage
Flange Sealing 0-Ring	18-1105-33	1	Spare parts cage
Spring	18-1107-44	1	Spare parts cage
CIP Pumps	N/A	2	Spare parts cage
Diaphram Pumps	N/A	2	Spare parts cage
Blve Rhino Pump	N/A	1	Spare parts cage
Column Packing Skid		2	Spare parts cage
Chart-Recorders		3	Spare parts cage

Confidential material omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such omissions.

Exhibit C

QUALITY AGREEMENT

INSERT QUALITY AGREEMENT FROM 2006